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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported)   AUGUST 15, 2003

                           UNITY WIRELESS CORPORATION
             (Exact name of registrant as specified in its charter)

DELAWARE
(State  or  other  jurisdiction  of  incorporation)

0-30620
(Commission  File  Number)

91-1940650
(IRS  Employer  Identification  No.)

7438  FRASER  PARK  DR.,  BURNABY,  BRITISH  COLUMBIA,  CANADA  V5J  5B9
(Address  of  principal  executive  offices  and  Zip  Code)

(800)  337-6642
(Registrant's  telephone  number,  including  area  code)

NOT  APPLICABLE
(Former  name  or  former  address,  if  changed  since  last  report.)

ITEM  7.     FINANCIAL  STATEMENTS  AND  EXHIBITS.

Exhibits

99.1  Press  Release  issued  by  the  Registrant  on  August  14,  2003

ITEM  9.  REGULATION  FD  DISCLOSURE

On August 15, 2003, Unity Wireless Corporation issued a press release announcing its earnings release for the second quarter of 2003. A copy of this press release is attached as Exhibit 99.1.

This information, furnished under Item 9, Regulation FD Disclosure, is also intended to be furnished under Item 12, Results of Operations and Financial Condition, in accordance with SEC Release No. 33-8216.

The information in this Form 8-K and Exhibit 99.1 attached hereto shall not be deemed filed for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference.

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                                    SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITY  WIRELESS  CORPORATION


By:  Ilan  Kenig
Chief  Executive  Officer  and  Principal  Accounting  Officer
Date:  August  18,  2003





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UNITY  WIRELESS
Technology  &  Innovation  to  Power  a  Wireless  World!

                                                           FOR IMMEDIATE RELEASE

              Unity Wireless Announces Second Quarter 2003 Results

             SALES UP 521% TO US$1,701,021 OVER SECOND QUARTER 2002
                              GROSS MARGINS HIT 42%
                  NET EARNINGS OF $205,570 OR $0.006 PER SHARE

BURNABY, BC - August 15, 2003: Unity Wireless Corporation (OTCBB: UTYW), a provider of power amplifiers to the wireless industry, today announced results for the second quarter ended June 30, 2003.

Net sales in the quarter increased by 521% or $1,427,265, to $1,701,021 from $273,756 in the second quarter of 2002 and increased 390%, or $1,354,154, sequentially over first quarter 2003 sales of $346,867. Net earnings for the second quarter were $205,570, or $0.006 per share compared to a net loss of $1,382,045, or $0.043 per share, in the second quarter of 2002 and a loss of $421,354, or $0.01 per share, in the first quarter 2003.

Cost of goods sold during the second quarter of 2003 were $989,425 leaving a gross margin of $711,596, or 42% of net sales, representing an increase from a negative gross margin of 173,639 or (63)% of net sales for the second quarter of 2002.

Other  Highlights  include:

- Increased sales to customers in multiple market areas including: Canada, the United States, Europe and Asia

- Record production-quality sales to China's ZTE Corporation for use in China Unicom's CDMA wireless network

- Increased shipments of third generation, or 3G, Cougar model power amplifiers specifically targeting the European 3G UMTS high speed wireless market

- C$350,000 loan awarded from the Canada-Israel Industrial R&D Foundation (CIIRDF) toward development of a fully-integrated digital repeater system

Ilan Kenig, Unity Wireless Corporation's President and Chief Executive Officer, commented, "We are proud that we achieved record revenues in this quarter although we do recognize that our revenues may continue to fluctuate as sales and product development cycles mature in the future."

"Positive changes reflected in our quarterly performance on a year-over-year and quarter-over-quarter basis are directly attributable to our refocused sales strategy as well as our expense reduction and personnel restructuring efforts," added Dallas Pretty, Unity's Director of Finance.

Complete results for the second quarter ended June 30, 2003 are contained in the Company's report on Form 10Q-SB for the second quarter. This report may be accessed at the Securities and Exchange Commission's website at www.sec.gov or
                                                                  -----------
at  our  website  at  www.unitywireless.com
                      ---------------------

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ABOUT  UNITY  WIRELESS  CORPORATION     www.unitywireless.com
                                        ---------------------
Unity Wireless is one of the world's leading developers of Smart Power Amplifier technology. Our single-carrier and multi-carrier power amplifier products deliver world-class efficiency and performance with field-proven quality and reliability in thousands of base stations and repeaters around the world.

FOR  MORE  INFORMATION  CONTACT:
James  E.  Carruthers, Unity Wireless, (604) 267-2716   jamesc@unitywireless.com
Mike  Mulshine,  Osprey  Partners,  (732)  292-0982   osprey57@optonline.net
Forward  Looking  Statements

Statements made in this news release that relate to future plans, events or performances are forward-looking statements. Any statement containing words such as "believes," "anticipates," "plans," "expects," and similar words, is forward-looking, and these statements involve risks and uncertainties and are based on current expectations. Forward-looking statements are based on the company's current expectations and are subject to market and competitive factors and the other risks and uncertainties indicated from time to time in the company's filings with the Securities and Exchange Commission. Actual results can differ materially. The company makes no commitment to disclose any revisions to forward-looking statements.




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